UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2009

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On May 26, 2009, MarkWest Energy Partners, L.P. (the “Partnership”) and its subsidiary MarkWest Energy Finance Corporation (collectively, the “Issuers”) entered into (i) an Indenture, dated as of May 26, 2009 (the “Indenture”), among the Issuers, certain subsidiary guarantors of the Partnership (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and (ii) a Registration Rights Agreement, dated May 26, 2009, among the Issuers, the Guarantors and J.P. Morgan Securities Inc., RBC Capital Markets Corporation and Wachovia Capital Markets, LLC, as representatives of the several initial purchasers, in connection with a private placement to eligible purchasers $150 million in aggregate principal amount of 6.875 percent senior unsecured notes due 2014 (the “Senior Notes”) at an issue price to yield 12.59% to maturity.

On May 26, 2009, the Senior Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.  On May 26, 2009, the Partnership and its subsidiary MarkWest Energy Finance Corporation announced the offering had settled.

The Senior Notes will mature on November 1, 2014.  Interest on the Senior Notes is payable on each May 1 and November 1.  Interest will accrue from May 26, 2009.  Although the terms of the Senior Notes are substantially the same as the terms of the Partnership’s outstanding 6.875% senior notes due 2014, the Senior Notes were issued under a different indenture and will not be part of the same series of notes.

Before November 1, 2009, the Issuers may redeem all or, from time to time, a part of the Senior Notes at a redemption price equal to 100% of the aggregate principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date plus a make whole premium.  On and after November 1, 2009, the Issuers may redeem all or, from time to time, a part of the Senior Notes at redemption prices (expressed as a percentage of principal amount), equal to 103.438% for the twelve month period beginning on November 1, 2009, 102.292% for the twelve month period beginning on November 1, 2010, 101.146% for the twelve month period beginning on November 1, 2011 and 100.00% beginning on November 1, 2012, plus accrued and unpaid interest on the Senior Notes.

The Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to: (i) borrow money; (ii) pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity; (iii) make investments; (iv) use assets as collateral in other transactions; (v) enter into sale and leaseback transactions; (vi) sell certain assets or merge with or into other companies; (vii) enter into transactions with affiliates; and (viii) engage in unrelated businesses. These covenants are subject to a number of important exceptions and qualifications. If at any time when the Senior Notes are rated investment grade by both Moody’s Investor Service, Inc. and Standard & Poor’s Rating Services and no Default (as defined in the Indenture) has occurred and is continuing, many of such covenants will be suspended and the Partnership and its subsidiaries will not be subject to such covenants while those conditions are satisfied.

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Senior Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Senior Notes; (iii) failure by the Partnership to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Partnership to comply for 30 days after notice with provisions of the Indenture relating to change of control or asset sales or certain covenants described in the Indenture (provided that notice need not be given and an Event of Default shall occur, 30 days after any breach of the covenants relating to restricted payments or incurrence of indebtedness and issuance of disqualified equity) in each case other than a failure to purchase Senior Notes which will constitute an Event of Default under (ii) above and other than a failure to comply with certain covenants relating to merger, consolidation or sale of assets which will constitute an Event of Default under (iii) above; (v) failure by the Partnership to comply for 60 days after notice with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by either Issuer or any of the Partnership’s restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries), if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vii) failure by either Issuer or any of the Partnership’s restricted subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee of the Senior Notes; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuers or any of the Partnership’s significant subsidiaries that are restricted subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to either Issuer, all outstanding Senior Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately.

Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors will use their reasonable best efforts to file an exchange offer registration statement with the SEC with respect to an offer to exchange the Senior Notes for substantially identical notes that are registered under the Securities Act. The Issuers and Guarantors have agreed that the exchange offer will be completed within six months of the closing of the Senior Notes private placement. Under some circumstances, in lieu of a registered exchange offer, the Issuers and the Guarantors have agreed to file a shelf registration statement with respect to the Senior Notes and to use their reasonable best efforts to keep the shelf registration statement effective for a period of one year, or such shorter period that will terminate when all of the Senior Notes covered by the shelf registration statement have been sold. The Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Senior Notes within the specified time periods.

The description of the Indenture and the Registration Rights Agreement is qualified in its entirety by such agreements, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

The Partnership intends to use the net proceeds of this offering to repay borrowings under its revolving credit facility and ultimately to fund a portion of its 2009 capital program.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

ITEM 8.01.  Other Events.

On May 20, 2009, the Partnership issued press releases announcing the offering and the pricing of the Senior Notes, and on May 26, 2009 the Partnership issued a press release announcing the closing of the Senior Note offering.  A copy of the Partnership’s press releases announcing the offering, the pricing and the closing are filed as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The press releases shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K, for the year ended December 31, 2008, and our Quarterly Report on Form 10-Q, for the three months ended March 31, 2009, as filed with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”

ITEM 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description of Exhibit

4.1

Indenture dated as of May 26, 2009 among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, and the several guarantors named therein, and Wells Fargo Bank, N.A., as trustee.

4.2

Registration Rights Agreement dated as of May 26, 2009 among MarkWest Energy Partner, L.P., MarkWest Energy Finance Corporation, and the several guarantors named therein, and J.P. Morgan Securities Inc., RBC Capital Markets Corporation and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein.

99.1	Press release dated May 20, 2009, announcing private placement of senior notes.
99.2	Press release dated May 20, 2009, announcing pricing of private placement of senior notes.
99.3	Press release dated May 26, 2009, announcing closing of private placement of senior notes.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: May 27, 2009	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer